EXHIBIT 10.1


                                 LOAN AGREEMENT


               This Loan Agreement (this "Agreement") is entered into as of June 30, 1998 by and between Wells Fargo Bank, National Association ("Lender") and Stevens International, Inc., a Delaware corporation ("Borrower").


                             W I T N E S S E T H:


               WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

               WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

               NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


   SECTION 1.  DEFINITIONS

               All  terms  used  herein  which are defined in Section 1 or
   Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. Any accounting term used herein unless otherwise defined or set forth in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

               1.1 "Accounts" shall mean all present and future rights of Borrower to payment of or goods sold or leased for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

               1.2  " Affiliate"  shall   mean   any  Person  controlling,
   controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and
   "under   common  control  with")  means  the  possession,  directly  or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.
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               1.3  "Availability  Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or its value,
   (ii)  the  assets, business or prospects of Borrower or any Obligor, or
   (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

               1.4  "Belknap Facility" shall mean the land located at 5700
   E. Belknap Street, Fort Worth, Texas 76711, and all improvements thereon.

               1.5 "Business Day" shall mean any day, except Saturday, on which Lender is open for the conduct of general banking business.

               1.6 "Cash Collateral Account" shall have the meaning set forth in Section 6.1 hereof.

               1.7 "Collateral" shall mean all the property in which Borrower or an Obligor grants or is required to grant to Lender a security interest or lien, as described in Section 5 hereof.

               1.8 "DTPA" shall mean the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code.

               1.9 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                    (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of Borrower's business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

                    (b)  such  Accounts  are  not  unpaid more than ninety
   (90) days after the date of the original invoice thereto;

                    (c)  such    Accounts   comply   with  the  terms  and
   conditions applicable thereto contained in the Security Agreement executed in connection therewith;

                    (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

                    (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) the account debtor resides in a province of Canada which recognizes Lender's perfection and enforcement rights as to Accounts by reason of the filing of a UCC-1 in the state of Borrower's chief executive office, or (iv) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

                    (f)  such   Accounts   do   not  consist  of  progress
   billings, bill and hold invoices or retainage invoices;

                    (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts;

                    (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                    (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                    (j) neither the account debtor nor any officer, employee or agent of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

                    (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State or any political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State or any political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

                    (l) there are no proceedings or actions pending against any account debtor with respect to such Accounts from such account debtor which might result in any material adverse change in any such account debtor's financial condition;

                    (m) such Accounts of a single account debtor or its affiliates do not constitute more than twenty-five (25%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts) and such other Accounts as Lender may approve in its sole discretion;

                    (n) such Accounts are not owed by any account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice therefor and which constitute more than twenty-five (25%) percent of the total Accounts from such account debtor;

                    (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as reasonably determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and


                    (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

   General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

               1.10 "Eligible Inventory" shall mean Inventory owned by Borrower which is and remains acceptable to Lender for lending purposes and is located at one of the addresses set forth in Schedule I to this Agreement; provided however, that if any such location is owned by a party other than Borrower, Lender shall have obtained from the owner thereof an agreement relative to Lender's rights with respect to such Inventory, in form and content satisfactory to Lender; and provided further that in no event however shall Eligible Inventory include: (a) work-in-process; (b) inventory subject to a security interest or lien in favor of any person other than Lender, except those permitted in this Agreement; and (c) inventory which is not subject to the first priority, valid and perfected security interest of Lender. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

               1.11 "Equipment" shall mean all  of  Borrower's  now  owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

               1.12 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

               1.13 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 8.10 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

               1.14 "General Intangibles" shall mean general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment).

               1.15 "Hamilton Facility" shall mean the land located at 2175 Schlichter Drive, Hamilton, Ohio 45011, and all improvements thereon.

               1.16 "Guarantor" shall mean Paul Stevens, an individual.

               1.17 "Indebtedness" shall mean any and all amounts owing or to be owing by Borrower to Lender in connection with the Line of Credit


   Note, this Agreement, and other liabilities of Borrower to Lender from time to time existing, including without limitation guaranties of indebtedness, letters of credit and obligations acquired from third persons, whether in connection with this or other transactions, and all amounts owing or to be owing by Borrower to any agent bank of Lender pursuant to any Letter of Credit Agreement, overdraft agreement or other agreement or financial accommodation.

               1.18 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Loan Documents and the financing arrangements provided for herein.

               1.19 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

               1.20 "Letters of Credit" shall mean commercial or standby letters of credit issued by Lender from time to time under the Line of Credit.

               1.21 "Letter of Credit Agreement" shall have the meaning set forth in Section 2.2 hereof.

               1.22 "Letter of Credit Obligations" shall mean at any time, the aggregate amount available to be drawn, plus amounts drawn and not yet reimbursed, under Letters of Credit.

               1.23 "Line of Credit" shall mean a revolving line of credit under which Lender agrees to make Revolving Loans and issue Letters of Credit, subject to the terms and conditions of this Agreement.

               1.24 "Line of Credit Note" shall have the meaning set forth in Section 2.1 hereof.

               1.25 "Loan   Documents"  shall   mean,  collectively,  this
   Agreement and all notes, guarantees, security agreements, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               1.26 "Loans"  shall  mean  the  Line of Credit and the Term
   Loan.

               1.27 "Maximum   Line  Amount"  shall  mean  the  amount  of
   $7,500,000.

               1.28 "Maximum Nonusurious Interest Rate" shall mean the maximum nonusurious interest rate allowable under applicable United States federal law and under the laws of the State of Texas as presently in effect and, to the extent allowed by such laws, as such laws may be amended from time to time to increase such rate.

               1.29 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

               1.22 " Obligor"   shall   mean   any  guarantor,  endorser,
   acceptor, surety or other person liable on or with respect to the Loans, or any of them, or who is the owner of any property which is security for the Loans, or any of them, other than Borrower. If Borrower is a partnership, each general partner is an Obligor.

               1.30 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

               1.31 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               1.32 "Purchase Order UCC Financing Statement" shall mean a UCC Financing Statement in standard form executed by Borrower in favor of a customer and covering only specific component parts or equipment constituting work-in-process owned by such customer, for which a purchase order contract has been executed, and as to which the specific parts or equipment at all times are segregated in Borrower's facility as separate and apart from any inventory or equipment owned by Borrower.

               1.33 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

               1.34 "Revolving Loans" shall mean advances made by Lender to Borrower on a revolving basis under the Line of Credit, as set forth in Section 2.1 hereof.

               1.35 "Rights to Payment" shall mean all Accounts, General Intangibles, contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, and shall include without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors, monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or any of its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

               1.36 "SSMI Collateral" shall mean 100% of the ownership interests in Societe Specialisee dans le Materiel d Imprimerie.

               1.37 "Subordination Agreement" shall mean a Subordination Agreement of even date herewith executed by and among Borrower, Lender and Gurarantor.

               1.38 "Subordinated Debt" shall mean the loans evidenced by a $3,950,000 note of even date herewith from the Guarantor to Borrower.

               1.39 "Subordinated  Debt  Liens"  shall  mean all liens and security interests given to secure the Subordinated Debt.

               1.40 "Subordinated   Debt   Documents"   shall   mean   all
   instruments or documents evidencing the Subordinated Debt or the Subordinated Liens.

               1.41 "Support Agreement" shall mean the a Support Agreement of even date herewith executed by Guarantor and covering the Term Note.

               1.42 "Tangible Net Worth" shall mean, at any time, the aggregate of total stockholders equity plus subordinated debt less any intangible assets.

               1.43 "Term  Loan"  shall  mean  the  term loan described in
   Section 2.4 hereof.

               1.44 "Term  Note"  shall  have  the  meaning  set  forth in
   Section 2.4 hereof.

               1.45 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP, or (b) market value.

               1.46 "Walnut Facility" shall mean the land located at 851 Walnut Street, Hamilton, Ohio, and all improvements thereon.

               1.47 "Working Capital" shall mean, at any time, total current assets less total current liabilities. Current liabilities shall include the unpaid balance of the Line of Credit Note.

               1.48 "Zerand Holdback" shall mean all rights, titles and interests of Borrower in and to that certain Escrow Agreement ("Escrow Agreement") dated April 27, 1998, by and among Valumaco Incorporated, a Delaware corporation, Borrower and Banca Commerciale Intaliana, New York Branch, as escrow agent, and the "Deposit" and the "Escrowed Funds" thereunder (as defined therein), and all rights, titles and interests of Borrower in and to that certain "earn out" provision (Section 2.5) of that certain Sale and Purchase Agreement concerning the Zerand Division of Stevens International, Inc., between Borrower and Valumaco Incorporated, as buyer;

   SECTION 2.  CREDIT FACILITIES

               2.1  Line of Credit

                    (a) Lending Formula. Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans (pursuant to Section 2.1 hereof) and issue Letters of Credit (pursuant to Section 2.2 hereof) under a line of credit (the "Line of Credit") from time to time in amounts requested by Borrower up to an aggregate outstanding principal amount equal to the lesser of: (i) the Maximum Amount; or (ii) the sum of:

                         (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus

                         (B) twenty-five percent (25%) of the Value of Eligible Inventory, less

                         (C)  any Availability Reserves.

                    (b) Reduction of Lending Formula. Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period
   (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined, or (ii) reduce the lending formula with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect, or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

                    (c) Overadvance. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Obligations, exceed the amounts available under the lending formulas, the sublimits for Letters of Credit set forth in Section 2.2 or the Maximum Line Amount, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

                    (d) Line of Credit Note. Borrower's obligation to repay Revolving Loans made under the Line of Credit shall be evidenced by a promissory note executed by Borrower, substantially in the form of Exhibit B hereto ("Line of Credit Note").

                    (e) Reduction of Maximum Line Amount. Borrower shall have the right to reduce permanently the Maximum Line Amount in an increment of $1,000,000 during the term of the Line of Credit to a Maximum Line Amount no less than $3,500,000. Such right hereunder may be exercised only once during the term of the Line of Credit. In order to exercise such right, Borrower shall give Lender thirty (30) days prior written notice of such intent to reduce the Maximum Line Amount, and such reduction shall be effective on the first day of the first calendar month following such thirty (30) days.

               2.2  Letters of Credit.

                    (a) Issuance. Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees from time to time during the term of this Agreement to issue Letters of Credit for the account of Borrower containing terms and conditions acceptable to Lender, provided however that no Letter of Credit shall have an expiration date beyond the maturity date of the Line of Credit set forth in Section 11.1 hereof.

                    (b) Letter of Credit Sublimits. No Letters of Credit shall be issued unless, on the date of the proposed issuance of any Letter of Credit, the Revolving Loans available to Borrower (subject to the Maximum Line Amount and Availability Reserves) are equal to 100% of the face amount of such Letters of Credit. Except in Lender's discretion, the amount of all Letter of Credit Obligations shall not at any time exceed $2,000,000.

                    (c) Letter of Credit Agreement. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by
   Lender in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Each draft paid by Lender under a Letter of Credit shall be deemed a Revolving Loan under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such Revolving Loans; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any draft is paid by Lender, or if Revolving Loans are not available under the Line of Credit at such time due to any limitation on borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Lender to the date such amount is fully repaid by Borrower, at the rate of interest applicable to
   Revolving Loans. In such event, Borrower agrees that Lender, at Lender's sole discretion, may debit Borrower's deposit account with Lender for the amount of any such draft.

               2.3 Availability Reserves. All Revolving Loans and Letters of Credit otherwise available to Borrower pursuant to the lending formula(s) or sublimits, and subject to the Maximum Amount and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

               2.4  Term Loan.

                    (a) Term Loan. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower in the principal amount of $4,000,000 ("Term Loan"), the proceeds of which shall be used to refinance outstanding indebtedness of Borrower to its existing senior subordinated note holders. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit C attached hereto ("Term Note"), all terms of which are incorporated herein by this reference. Lender's commitment to grant the Term Loan shall terminate on the date of execution of this Agreement.

                    (b) Repayment. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note.

                    (c) Prepayment. Borrower may prepay principal on the Term Loan, at any time and from time to time, without premium or penalty, solely in accordance with the provisions of the Term Note.

               2.5 Guaranties. All Indebtedness of Borrower evidenced by the Term Note to Lender pursuant to this Agreement shall be guaranteed by Guarantor, and all Indebtedness evidenced by the Line of Credit Note pursuant to this Agreement shall be supported by the Support Agreement, each, as evidenced by and subject to the terms of guaranties or support agreements in form and substance satisfactory to Lender.

               2.6 Subordination of Debt. All obligations of Borrower to Guarantor shall be subject to the terms of subordination agreements in form and substance satisfactory to Lender.

   SECTION 3.  INTEREST AND FEES

               3.1  Interest.     The  outstanding  principal  balance  of
   Revolving Loans and the Term Loan shall bear interest at the rate(s) set forth in the Line of Credit Note and the Term Note, respectively.

               3.2 Letter of Credit Fees. Borrower shall pay to Lender fees upon the issuance or amendment of each Letter of Credit and upon the payment by Lender of each draft under any Letter of Credit determined in accordance with Lender's WellsCredit Division's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid, including:

                    (a) a per annum letter of credit fee equal to 1.75% of the face amount of any standby Letter of Credit for each year such Letter of Credit is stated to be outstanding, payable upon issuance of such Letter of Credit; and

                    (b) a fee equal to 1.75% per annum on the average daily amount available to be drawn during each month under outstanding commercial Letters of Credit, which fee shall be due and payable in arrears on the first day of each month.

               3.3 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $37,500 for the loan evidenced by the Line of Credit and $40,000 for the loan evidenced by the Term Loan, which shall be fully earned as of and payable on the date hereof.

               3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee for the Line of Credit equal to a rate per annum of three eighths of one percent (.375%) of the amount by which the Maximum Line Amount exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Obligations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Revolving Loans or Letter of Credit Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

               3.5 Computation and Payment. Interest (and fees computed on a per annum basis) shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at times and place set forth in the Line of Credit Note and the Term Note.


   SECTION 4.  CONDITIONS PRECEDENT

               4.1 Initial Credit. The obligation of Lender to initially extend the credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

                    (a) Approval of Lender Counsel. All legal matters incidental to the extension of credit by Lender shall be satisfactory to counsel of Lender.

                    (b)  Documentation.    Lender  shall have received, in
   form and substance satisfactory to Lender, each of the following, duly executed:
                       (1)    This Agreement;
                       (2)    The Line of Credit Note;
                       (3)    The Term Note;
                       (4)    Corporate Borrowing Resolution;
                       (5)    The Letter of Credit Agreement;
                       (6)    UCC-1 Financing Statement(s);
                       (7)    Security Agreement(s);
                       (8)    Lock Box Agreement;
                       (9)    All guaranties and support agreements
                              required hereby with such authorizations as Lender shall require from each guarantor.
                       (10)   All subordination agreements required hereby.
                       (11) Such other documents as Lender may require under any other Section of this Agreement.

                    (c) Financial Condition. There shall have been no material adverse change, as determined by Lender, in the financial condition or business of Borrower or any Obligor, nor any material decline, as determined by Lender, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any Obligor.

                    (d) Insurance. Borrower shall have delivered to Lender evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Lender, and where required by Lender, with loss payable endorsements in favor of Lender including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Lender.

                    (e) Title Insurance. Lender shall have received a standard form of Mortgagee Policy of Title Insurance, with such endorsements as Lender may require, issued by a company and in form and substance satisfactory to Lender, in such amount as Lender shall require, insuring Lender's lien on the Belknap Facility in the amount of $750,000, and insuring Lender's lien on the Walnut Facility in the amount of $500,000, each to be of the priority set forth in Section 5 hereof, subject only to such exceptions as Lender shall approve in its discretion, with all costs thereof to be paid by Borrower.

                    (f) Security Interests. Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Loans or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Loan Documents.

                    (g) Field Review. Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender.

                    (h) Other Documents. Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents, including without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral.

                    (i) Opinion. Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Loan Documents and such other matters as Lender may request.

                    (j) Availability. Borrower shall have a minimum of $500,000 of availability for Revolving Loans in addition to the amount paid or to be paid to Borrower's prior lender to retire Borrower's line of credit with such prior lender and bringing all other obligations to a current status satisfactory to Lender.

                    (k) Senior Subordinated Debt. Borrower shall fully paid the outstanding Senior Subordinated Debt contemporaneous with the initial advance under the Line of Credit.

                    (l) New Subordinated Debt. Borrower shall have received a $3,000,000 loan from Paul I. Stevens which shall be on terms and conditions, including subordination to the Indebtedness, satisfactory to Lender.

                    (m) Letter of Credit. Lender shall have received and approved a true and correct copy of the letters of credit ("Hamilton Letters of Credit") furnished by Cincinnati Industrial Auctioneers, Inc. in connection with its acquistion of the Hamilton Facility, which shall be partially assigned to Lender to the extent of $4,000,000.

               4.2  Subsequent  Credit.   The obligation of Lender to make
   each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Lender's satisfaction of each of the following conditions:

                    (a) Compliance. The representations and warranties contained herein and each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Lender pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

                    (b)  Documentation.    Lender  shall have received all
   additional documents which may be required in connection with such extension of credit.


   SECTION 5.  GRANT OF SECURITY INTEREST

               As  security  for  all  Indebtedness  of Borrower to Lender
   Borrower grants to Lender liens and security interests of first priority in the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located: all Rights to Payment, Inventory, Equipment and Records, the Hamilton Facility and the Belknap Property, and a lien and security interest of second priority in the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located: the Walnut Facility,, the Zerand Holdback, and the SSMI Collateral, and all products and proceeds of any of the foregoing, in any form, including without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

               All of the foregoing shall be evidenced by and subject to the terms of such documents as Lender shall reasonably require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender, immediately upon demand, for all costs and expenses incurred by Lender in connection with any of the foregoing security, including without limitation filing and recording fees and costs of environmental studies, appraisals, audits and title insurance.

   SECTION 6.  COLLECTION AND ADMINISTRATION

               6.1  Cash Collateral Account.

                    (a) Cash Collateral Account. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other collections and proceeds of Accounts and other Collateral shall be deposited into a lock box account maintained in Lender's name. In connection therewith, Borrower shall execute such lockbox agreement as Lender shall require. Borrower shall maintain with Lender, and Borrower hereby grants to Lender a security interest in, a non-interest bearing deposit account over which Borrower shall have no control ("Cash Collateral Account") and into which the proceeds of all Borrower's Rights to Payment shall be deposited immediately upon their receipt.

                    (b) Calculations. For purposes of calculating interest on the Line of Credit, such payments or other funds received will be applied (conditional upon final collection) as a principal reduction on the Line of Credit two (2) Business Days following the date of receipt by Lender's WellsCredit Division of the inter-branch advice of deposit that such payments or other funds have been deposited in the Cash Collateral Account. For purposes of calculating the amount of the Revolving Loans available to Borrower such payments will be applied (conditional upon final collection) to the Line of Credit on the Business Day of receipt by the WellsCredit Division, if such advices are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day.

                    (c) Immediate Deposit. Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts, or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Cash Collateral Account, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds.

               6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within sixty (60) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

               6.3  Payments.    All  amounts  due  under  any of the Loan
   Documents shall be payable to the Cash Collateral Account as provided in Section 6.1 hereof or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Loans, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments due Lender free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of Borrower's obligations to Lender under this Agreement, Lender is required to surrender or return such payment or proceeds to any person or entity for any reason, then the obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This
   Section 6.3 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.3 shall survive the payment of Borrower's obligations under the Loan Documents and the termination of this Agreement.

               6.4  Use  of  Proceeds.    Borrower  shall  use the initial
   proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement order furnished by Borrower to Lender on or about the date hereof; and
   (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letters of Credit provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms of this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for the any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


   SECTION 7.  REPRESENTATIONS AND WARRANTIES

               Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

               7.1 Legal Status. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

               7.2 Authorization and Validity. The Loan Documents have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

               7.3 No Violation. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the
   Certificate of Incorporation or By-Laws of Borrower, or result in a breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

               7.4 No Claims. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any governmental authority, arbitrator, court or administrative agency which may adversely affect the financial condition or operation of Borrower other than those disclosed by Borrower to Lender in the Information Certificate.

               7.5 Correctness of Financial Statement. The financial statement of Borrower dated April 30, 1998, heretofore delivered by Borrower to Lender presents fairly the financial condition of Borrower; discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest in or encumbered any of its assets or properties except as disclosed by Borrower to Lender in writing in the Information Certificate or as permitted by this Agreement.

               7.6 Income Tax Returns. Except as set forth in the Information Certificate, Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

               7.7 No Subordination. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

               7.8 Permits, Franchises. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and rights to all trademarks, trade names, if any, patents, and fictitious names necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

               7.9 ERISA. Except to the extent described in Schedule 7.9 herein, Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

               7.10 Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

               7.11 Environmental Matters. Except as disclosed by Borrower to Lender in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

               7.12 Real  Property  Collateral.    Except  as disclosed by
   Borrower to Lender in writing prior to the date hereof, with respect to any real property Collateral required hereby:

                    (a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid as of the date hereof.

                    (b) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) which affect all or any interest in any such real property and which are or may be prior to or equal to the lien thereon in favor of Lender.

                    (c) There is no pending, or to the best of Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any such real property.

   SECTION 8.  AFFIRMATIVE COVENANTS

               Borrower covenants that so long as Lender remains committed to extend credit to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall:

               8.1  Punctual  Payments.    Punctually  pay  all principal,
   interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of Revolving Loans and/or Letter of Credit Obligations at any time exceeds any limitation applicable thereto.

               8.2  Records  and  Premises.    Maintain  proper  books and
   records in which true and complete entries shall be made of all dealings or transactions of or in relation to Collateral and the business of Borrower in accordance with GAAP. From time to time as requested by Lender, at the cost and expense of Borrower, allow Lender or its designee complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and allow Lender during normal business hours to use such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing, and if an Event of Default exists or has occurred and is continuing, for the collection of Accounts and realization of other Collateral.

               8.3  Collateral  Reporting.   Borrower shall provide Lender
   with the following documents in a form satisfactory to Lender:

                    (a) on a regular basis as required by Lender, a schedule of Accounts, including without limitation, daily sales, credit and adjustment journals and cash receipts;

                    (b) on or before the 5th day after and as of the end of each week, (i) perpetual inventory reports, and (ii) inventory reports by category;

                    (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                    (d) on or before the 10th day after and as of the end of each month (or more frequently as Lender may request), (i) agings of accounts receivable, and (ii) agings of accounts payable;

                    (e) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Collateral in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; and

                    (f) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

               8.4  Financial  Statements.    Provide to Lender all of the
   following, in form and detail satisfactory to Lender:

                    (a)  not  later  than ninety (90) days after and as of
   the end of each fiscal year the audited consolidated balance sheets and certified consolidating worksheets of Borrower and its subsidiaries as at the end of such year and the audited consolidated operating statements of Borrower and its subsidiaries as at the end of such year (showing income, expenses and surplus), setting forth in each case in comparative form figures for the previous fiscal year, all prepared in accordance with generally accepted accounting principles and accompanied by an opinion acceptable to Lender of an independent certified public accountant acceptable to Lender; and within ten (10) days after filing, but in no event later than each October 10, copies of Borrower's filed Federal income tax returns for such year;

                    (b) not later than twenty (20) days after and as of the end of each month, the consolidated and consolidating balance sheets of Borrower and its subsidiaries as at the end of such month and the consolidated and consolidating operating statements of Borrower and its subsidiaries for such month (showing income, expenses and surplus for such month and for the period from the beginning of the fiscal year to the end of such month), all prepared in accordance with generally accepted accounting principles, certified by the principal financial officer of Borrower;

                    (c) not later than thirty (30) days after and as of the end of each calendar year, a financial statement of each Obligor, prepared in accordance with generally accepted accounting principles, certified by each such Obligor, and within ten (10) days after filing, but in no event later than each October 10, copies of each Obligor's filed Federal income tax returns for such year;

                    (d) contemporaneously with each annual and monthly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that the financial statements delivered pursuant thereto fairly present the financial condition of the Borrower and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default; and

                    (e) as soon as practicable and in any event by the last day of each fiscal year of Borrower, a plan and financial forecast for Borrower's next succeeding fiscal year including, without limitation, (1) a forecasted balance sheet, statement of income and statement of cash flows for such fiscal year, (2) forecasted balance sheets, statements of income and statements of cash flows for each fiscal month of such fiscal year; and as soon as practicable, all material amendments, updates and revisions, if any, to the information provided pursuant to this paragraph; and

                    (f) not later than five (5) days after filing thereof, copies of all proxy statements, financial statements, reports, and notices sent or made available generally by Borrower to its security holders or to any holders of its debt and all regular, periodic and special reports, and all registration statements filed with the Securities and Exchange Commission or a governmental authority that may be substituted therefor, or with any national securities exchange; and

                    (g) from time to time such other information as Lender may reasonably request, which may include, without limitation, budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower.

               8.5 Compliance. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

               8.6 Insurance. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Borrower's Obligations to Lender under this Agreement, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for such Obligations.

               8.7 Facilities. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

               8.8 Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation, Federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

               8.9 Litigation. Promptly give notice in writing to Lender of any litigation pending or threatened in writing against Borrower with a claim in excess of $50,000.

               8.10 Financial  Condition.    Maintain Borrower's financial
   condition as follows:

                    (a) Working Capital not at any time less
                        than $2,700,000.

                    (b) Tangible Net Worth not at any time less
                        than - $500,000.

                    (c) Capital expenditures, inclusive of
                        capitalized lease expenditures, not greater than depreciation in any fiscal year.

               8.11 Notice to Lender. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default; (b) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; and (c) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property. Provide not less than thirty (30) days prior written notice to Lender of any change in the name or the organizational structure of Borrower.

               8.12 Further Assurances. At the request of Lender at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrower's expense. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Revolving Loans and issuing Letters of Credit contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Revolving Loans or provide any further Letters of Credit until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

               8.13 Year  2000  Covenant.  Borrower  agrees to perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.

               8.14 Hamilton Letters of Credit. Borrower agrees to draw in full on the Hamilton Letters of Credit in the event Borrower is entitled to make such draw under the terms thereof.

   SECTION 9.  NEGATIVE COVENANTS

               Borrower further covenants that so long as Lender remains committed to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the Lender's prior written consent:

               9.1 Other Indebtedness. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower to Lender and any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof in the Information Certificate. Notwithstanding the foregoing, Borrower may finance Accounts which Lender excludes from Eligible Accounts with Lender's consent, such consent not to be unreasonably withheld or delayed, upon ten (10) days prior written notice to Lender, which notice shall include a copy of the proposed financing, and the underlying contract pertaining to such proposed financed Account.


               9.2 Merger, Consolidation, Transfer of Assets. Merge into or consolidate with any corporation or other entity; make any substantial change in the conduct or nature of Borrower's business; acquire all or substantially all of the assets of any corporation or other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material part of its assets except in the ordinary course of business and except for the sales of the Hamilton Facility, the Walnut Facility, and the SSMI Collateral.

               9.3 Guaranties. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except as disclosed in the Information Certificate.

               9.4  Loans,  Advances,  Investments.    Make  any  loans or
   advances to or investments in any Person.

               9.5 Dividends, Distributions. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

               9.6 Pledge of Assets. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any of its assets of any kind, now owned or hereafter acquired, except any of the foregoing in favor of Lender, a security interest in favor of Guarantor covering certain assets of Borrower as described in the Subordinated Debt Documents, and except as set forth in the Information Certificate.
   Notwithstanding the foregoing, Borrower may execute and deliver to customers of Borrower a Purchase Order UCC Financing Statement with Lender's consent, such consent not to be unreasonably withheld, upon ten (10) days prior written notice to Lender, which notice shall include a copy of the proposed Purchase Order UCC Financing Statement and the underlying contract to such proposed Purchase Order UCC Financing Statement.

               9.7 New Collateral Location. Open any new location unless Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location, and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral
   at  such   location,  including  without  limitation,  UCC-1  financing statements.


   SECTION 10. EVENTS OF DEFAULT

               10.1 Events  of  Default.    The  occurrence  of any of the
   following shall constitute an "Event of Default" under this Agreement:

                    (a) B o r rower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

                    (b) Any financial statement or certificate (including the Information Certificate) furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

                    (c) Any other default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement.

                    (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any Obligor has incurred any debt or other liability to any person or entity, including Lender, including the Subordinated Debt Documents, and, if the debt or other liability is owed to a party other than Lender, the amount thereof exceeds $50,000.

                    (e) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement, and the expiration of any applicable grace period thereunder.

                    (f) The filing of a notice of judgment lien against Borrower or any Obligor; or the recording of any abstract of judgment against Borrower or any Obligor in any county in which Borrower or such Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Obligor; or the entry of a judgment against Borrower or any Obligor; and with respect to any of the foregoing, the amount in dispute is in excess of $50,000.

                    (g) Borrower or any Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Obligor and the same is not dismissed within thirty (30) days, or Borrower or any Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

                    (h) There shall exist or occur any event or condition which Lender in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

                    (i) The death or incapacity of any guarantor hereunder. The dissolution or liquidation of Borrower; or Borrower or any such guarantor or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

                    (j) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more (in a single transaction or in a series of related transactions) of the Series Preferred B Stock of Borrower.

                    (k) Any Obligor revokes or terminates (or attempts or purports to revoke or terminate) its guarantee, endorsement or other agreement in favor of Lender. Any creditor of Borrower which has executed a subordination in favor of Lender revokes or terminates (or attempts or purports to revoke or terminate) such subordination.

                    (l) The indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor.

                    (m) Any member of Borrower's Senior Management shall cease, for any reason, to be employed by Borrower on a full-time basis. Senior Management means Paul I. Stevens and Richard I. Stevens.

                    (n) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Lender's prior written consent, of all or any part of or interest in any real property Collateral required hereby, except as permitted in this Agreement.

               10.2 Remedies.

                    (a)  Generally.If  an  Event  of  Default shall occur,
   (a) any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, notice of default, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of any kind, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Lender to permit further borrowings hereunder shall immediately cease and terminate; and (c) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Lender subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with each of the Loan Documents may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                    (b) Notice and Cure. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 10.1(b) or 10.1(c), or a breach of Section 8.10, if Borrower shall have provided written notice of same to Lender, thereupon, Borrower shall have ten
   (10) days from the date of such notice in which to cure same.

                    (c) Notice of Certain Conditions. Notwithstanding the foregoing, upon the occurrence of an event described in Sections 10.1(h), (j), (k), (l), or (m), Borrower shall have two (2) Business Days from the date of written notice from Lender in which to cure same before such event constitutes an Event of Default; provided, Borrower shall immediately notify Lender in writing of an event described in Sections 10.1, (j), (k), (l), or (m), otherwise, Borrower shall not be entitled to any cure period under this subsection.

               10.3 Right of Setoff. Upon the occurrence of any Event of Default, or if Borrower becomes insolvent, however evidenced, Lender and any agent bank of Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or any agent bank of Lender to or for the credit or the account of Borrower against any and all of the indebtedness of Borrower to Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or the Line of Credit Note and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have. The rights contained in this section shall inure to the benefit of any participant in any loans made hereunder.


   SECTION 11. TERM OF AGREEMENT AND MISCELLANEOUS

               11.1    Term.

                    (a)  Maturity Date.  This Agreement and the other Loan
   Documents shall become effective as of the date set forth on the first page hereof. This Agreement and the other Loan Documents (excluding the Term Note) and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof. Upon the date of termination of the Loan Documents, Borrower shall pay to Lender, in full, all outstanding and unpaid obligations under this Agreement and the other Loan Documents and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent obligations, including issued and outstanding Letters of Credit and checks or other payments provisionally credited to the obligations and/or as to which Lender has not yet received final and indefeasible payment. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, California time. The Term Note shall be due and payable ninety (90) days from the date hereof.

                    (b) Continuing Obligations. No termination of this Agreement or the other Loan Documents shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Loan Documents until all Borrower's obligations under this Agreement and the other Loan Documents have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such obligations have been fully and finally discharged and paid.

                    (c) Early Termination Fee. If for any reason (other than as set forth below in this Section, this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                       Amount                      Period

               (i)   3.0% of Maximum Line Amount  Date   hereof   to   and
                                                  including first anniver-
                                                  sary date hereof.

              (ii)   2.0% of Maximum Line Amount  After  first anniversary
                                                  date hereof to  and  in-
                                                  cluding  second anniver-
                                                  sary date hereof.

             (iii)   1.0% of Maximum Line Amount  After second anniversary
                                                  date  hereof  to the and
                                                  including third anniver-
                                                  sary date hereof.

   Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing.

                     (d) No Early Termination Fee. No early termination fee shall be payable if a group or division of Wells Fargo Bank (other than the WellsCredit Division or the workout group), or an affiliate of Wells Fargo Bank extends credit to Borrower, which credit refinances and/or replaces in full the credit facilities granted under this Agreement.

               11.2 No Waiver. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

               11.3 Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

               BORROWER:

                         STEVENS INTERNATIONAL, INC.
                         5500 Airport Freeway
                         Fort Worth, Texas 76117
                         Attn: Chairman of the Board

               with a copy to:

                         STEVENS INTERNATIONAL, INC.
                         5500 Airport Freeway
                         Fort Worth, Texas 76117
                         Attn: Chief Accounting Officer

               with a copy to:

                         JACKSON WALKER, L.L.P.
                         901 Main Street, Suite 6000
                         Dallas, Texas 75202
                         Attn: Charles D. Maguire, Jr.

               LENDER:   WELLS FARGO BANK,
                         NATIONAL ASSOCIATION
                         Mr. Tom Stoltz
                         Wells Credit Division
                         245 S. Los Robles
                         Pasadena, CA 90101

   or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

               11.4 Costs, Expenses and Attorneys' Fees. Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel), incurred by Lender in connection with
   (a) the negotiation and preparation of this Agreement and each other of the Loan Documents, Lender's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge for Lender's examiners in the field and office at Lender's WellsCredit Division's rate in effect from time to time,
   (c) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and
   (d) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

               11.5 Successors, Assignment. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Lender. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, Borrower or its business, any Obligor or the business of any Obligor, or any Collateral required hereunder, subject to compliance with applicable laws.

               11.6 Entire Agreement, Amendment. This Agreement and each other of the Loan Documents constitute the entire agreement between Borrower and Lender with respect to any extension of credit by Lender subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.


               11.7 No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

               11.8  Time.    Time  is  of  the  essence of each and every
   provision of this Agreement and each other of the Loan Documents.

               11.9 Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

               11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of Texas law shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

               11.11 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Line of Credit Note or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of any part of the Indebtedness originally represented by the Line of Credit Note or of any part of such other Indebtedness. Any provision of this Agreement to be performed during the "term of this Agreement," "term hereof" or similar language, shall include any extension period.

               11.12 Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under the Line of Credit Note, this Agreement or any other Security Instrument shall operate as a waiver thereof, except as otherwise provided in Section 8.02 hereof.

               11.13 Cumulative Rights. Rights and remedies of Lender under the Line of Credit Note, this Agreement and each other Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

               11.14 Interest.   It is the intention of the parties hereto
   to conform strictly to applicable usury laws now in force. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Line of Credit Note, this Agreement or in any other Security Instrument or agreement entered into in connection with or as security for the Line of Credit Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the Line of Credit Note, this Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection with the Line of Credit Note shall under no circumstances exceed the maximum amount of interest permitted by applicable law, and any excess shall be credited on the Line of Credit Note by the holder thereof (or, if the Line of Credit Note shall have been paid in full, refunded to Borrower); (ii) determination of the rate of interest for determining whether the loans hereunder are usurious shall be made by amortizing, prorating, allocating and spreading, during the full stated term of such loans, all interest at any time contracted for, charged or received from Borrower in connection with such loans, and any excess shall be canceled, credited or refunded as set forth in (i) herein; and
   (iii) in the event that the maturity of the Line of Credit Note is accelerated by reason of an election of the holder thereof resulting from any Default or Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Line of Credit Note (or, if the Line of Credit Note shall have been paid in full, refunded to Borrower).

               11.15 Multiple Originals. This Agreement may be executed in two (2) or more copies; each fully executed copy shall be deemed an original, but all of which together shall constitute one and the same instrument.

               11.16 Exhibits. All exhibits to this Agreement are incorporated herein by this reference for all purposes. The exhibits may be attached hereto, or bound together with or separately from this Agreement, and such binding shall be effective to identify such exhibits as if attached to this Agreement.

               11.17 No Triparty Loan. Texas Revised Civil Statutes Annotated, Title 79, chapter 15 (which regulates certain revolving loan accounts and revolving triparty accounts) shall not apply to the loans evidenced by this Agreement or the Line of Credit Note.

               11.18 Applicable Rate Ceiling. Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Texas Revised Civil Statutes Annotated, article 5069, chapter 1D, as amended.

               11.19 Performance and Venue. Venue for any action in connection herewith shall be in Harris County, Texas.

               11.20 Negotiation of Documents. This Agreement, the Line of Credit Note and all other Loan Documents have been negotiated by the parties at arm's length, each represented by its own counsel to the extent desired, and the fact that the documents have been prepared by Lender's counsel, after such negotiation, shall not be cause to construe any of such documents against Lender.

               11.21 Notices Received by Lender. Any instrument in writing, telex, telegram, telecopy or cable received by Lender in connection with any loan hereunder, which purports to be dispatched or signed by or on behalf of Borrower, shall conclusively be deemed to have been signed by such party, and Lender may rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or authority of the Person or Persons executing or dispatching the same.

               11.22 Debtor-Creditor Relationship. None of the terms of this Agreement or of any other document executed in conjunction herewith or related hereto shall be deemed to give Lender the rights or powers to exercise control over the business or affairs of Borrower. The relationship between Borrower and Lender created by this Agreement is only that of debtor-creditor.

               11.23 Release of Liability. To the maximum extent permitted by law from time to time in effect, Borrower hereby knowingly, voluntarily and intentionally (and after it has consulted with its own attorney) irrevocably and unconditionally agrees that no claim may be made by Borrower against Lender or any of its affiliates, participants, shareholders, directors, officers, employees, attorneys, accountants, or agents or any of its or their successors and assigns, for any actual, special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract, tort or statute) arising out of, or related to, the transactions contemplated by any of this Agreement, the Line of Credit Note, the Loan Documents or any other related documents, or any act, omission, or event occurring in connection herewith or therewith. In furtherance of the foregoing, Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, and Borrower shall indemnify and hold harmless lender and its affiliates, participants, shareholders, directors, officers, employees, attorneys, accountants and agents and their successors and assigns of and from any such claims. Upon the full payment of the Indebtedness, and prior to Lender releasing any lien or security interest in Property given to secure the Indebtedness, Borrower, shall (i) execute a release agreement, in form and substance satisfactory to Lender, releasing Lender and Lender's affiliates, participants, shareholders, directors, officers, employees, agents and attorneys from any and all claims, demands, actions, causes of action, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, which Borrower may have, as of the date of execution of such release or in the future, against Lender and Lender's affiliates, participants, shareholders, directors, officers, employees, agents and attorneys, arising out of or in connection with this Agreement or any related documents, and (ii) provide evidence satisfactory to Lender that all outstanding taxes, including all sale, excise and similar taxes have been paid.

               11.24 DTPA Waiver. Borrower acknowledges and agrees, on Borrower's own behalf and on behalf of any permitted assigns and successors hereafter, that the DTPA is not applicable to this transaction. Accordingly, Borrower's rights and remedies with respect to the transaction contemplated under this Agreement and with respect to all acts or practices of Lender, past, present or future, in connection with such transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, Borrower agrees as follows:

                     (a) Borrower represents that Borrower has the knowledge and experience in financial and business matters that enable Borrower to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Borrower also represents that Borrower is not in a significantly disparate bargaining position in relation to Lender. Borrower has negotiated the loan documents with Lender at arm's length and have willingly entered into the loan documents.

                     (b) Borrower represents that (i) Borrower has been represented by Jackson Walker L L P. as legal counsel in the transaction contemplated by this Agreement and (ii) such legal counsel was not directly or indirectly identified, suggested or selected by Lender or an agent of Lender.

                     (c) This Agreement relates to a transaction involving total consideration by Borrower of more than $100,000.00 and does not involve the Borrower's residence.

   Borrower agrees, on Borrower's own behalf and on behalf of Borrower's permitted assigns and successors, that all of the Borrower' rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies under the DTPA resulting from or arising out of any and all acts or practices of Lender in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement.

   In furtherance thereof, Borrower agrees that by signing this Agreement, Borrower and any permitted assigns and successors are bound by the following waiver:

               Waiver  of Consumer Rights. Borrower  waives
               its   rights   under  the   Deceptive  Trade
               Practices--Consumer  Protection Act, Section
               17.41  et  seq., Business & Commerce Code, a
               law  that gives consumers special rights and
               protection.    After  consultation  with  an
               attorney   of   Borrower's   own  selection,
               Borrower voluntarily consents to this waiver.

               11.25 Arbitration.

                     (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

                     (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. [ARTICLE] 91 or any similar applicable state law.

                     (c) No  Waiver;  Provisional  Remedies, Self-Help and
   Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

                     (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Texas State Bar or retired judges of the state or federal judiciary of Texas, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount  in  controversy  is  $5,000,000  or  less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

                     (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

                     (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Texas, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.

                     (g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

               11.26 Final Expression. THIS WRITTEN LOAN AGREEMENT, THE NOTES AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



                                 LENDER:


                                 WELLS FARGO BANK, NATIONAL ASSOCIATION


                                 By:

                                           Bruce L. Bell, Vice President


                                 BORROWER:

                                 STEVENS INTERNATIONAL, INC.


                                 By:

                                           Paul I. Stevens
                                           Chairman of the Board
                                           and Chief Executive Officer

                                 EXHIBIT "A"


                           Information Certificate




                                 EXHIBIT "B"


                             Line of Credit Note




                                 EXHIBIT "C"


                                  Term Note



                                  SCHEDULE I


                                  Inventory